UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective December 1, 2009, and as publicly announced on June 14, 2010, HealthMarkets, Inc. (the “Company”) appointed Connie Palacios as the Company’s Vice President, Controller and Principal Accounting Officer. In this role, Ms. Palacios is responsible for the Company’s financial management functions, including internal and external financial reporting, accounting and general operations. Ms. Palacios, 53, joined the Company in 1993 and has served in various leadership positions within the Company’s accounting group since that time. Prior to Ms. Palacios’ appointment as Principal Accounting Officer, she most recently served as the Company’s Vice President and Deputy Controller. In connection with this appointment, the Company has not entered into a new material contract or compensation arrangement, or material amendment to the terms of an existing contract or compensation arrangement, with Ms. Palacios.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By: /s/ Steven P. Erwin
Name: Steven P. Erwin
Title: Executive Vice President
& Chief Financial Officer

Dated: June 14, 2010